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                                                                    Exhibit 21.1



                         THE SANTA CRUZ OPERATION, INC.
                           (A CALIFORNIA CORPORATION)


                                  SUBSIDIARIES


NAME OF SUBSIDIARY                                                              PLACE OF INCORPORATION

The Santa Cruz Operation Pty. Limited                                           New South Wales
SCO Canada, Inc.                                                                Ontario
The Santa Cruz Operation (France) SARL                                          France
The Santa Cruz Operation (Deutschland) GmbH                                     Germany
The Santa Cruz Operation (Italia) Srl                                           Italy
The Santa Cruz Operation Limited                                                UK
The Santa Cruz Operation de Mexico, S. DE R.L. DE C.V.                          Mexico
The Santa Cruz Operation (Asia) Ltd.                                            Delaware
SCO Foreign Sales Corporation                                                   U.S. Virgin Islands
SCO, Kabushiki Kaisha                                                           Japan
The Santa Cruz Operation Latin America, Inc.                                    Delaware
Nihon SCO Limited                                                               Japan